UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2007 (October 12, 2007)

UAP Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Second Amended and Restated Credit Agreement

On October 12, 2007, UAP Holding Corp., United Agri Products, Inc. (“UAP, Inc.”), and certain of UAP, Inc.’s subsidiaries entered into an amendment (the “Amendment”) to UAP, Inc.’s Second Amended and Restated Credit Agreement dated June 1, 2006 (the “Amended Credit Agreement”) to, among other things, increase its senior secured term loan facility by $225 million (such increase, the “Term Loan Add-on”), the proceeds of which will be used to pay down the outstanding balance under UAP, Inc.’s revolving credit facility and to pay related fees and expenses.

The Amendment provides that the interest rates with respect to the Term Loan Add-on and the existing term loans are based on, at UAP, Inc.’s option, (a) LIBOR plus the applicable margin (as defined below) and (b) the base rate, which will be the higher of (i) the rate publicly quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” and (ii) the Federal Funds rate plus 0.50%, plus the applicable margin.

The applicable margin for the Term Loan Add-on (as well as the existing term loan under the existing credit facility) is 2.75% for LIBOR loans and 1.75% for base rate loans.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On October 16, 2007, UAP Holding Corp. (the “Company”) announced that Jeffrey B. Rutherford has been appointed, effective immediately, to the position of Chief Financial Officer. Effective with the appointment of Mr. Rutherford, Dave Bullock, who has served as the Company’s Chief Financial Officer since 2003, has been appointed to the newly created position of Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Mr. Rutherford, who is 46 years old, served as President and Chief Executive Officer of Lesco, Inc., now a division of John Deere & Co. (“Lesco”), from 2005 to 2007, and as Lesco’s Chief Financial Officer from 2002 to 2005. From 1998 to 2002, Mr. Rutherford was the Senior Vice President, Treasurer and Chief Financial Officer of OfficeMax, Inc. Prior to joining OfficeMax, he spent 14 years with the accounting firm of Arthur Andersen & Co. as a member of its Accounting and Audit Team. Mr. Rutherford received his BA from Baldwin-Wallace College in Berea, Ohio and is a certified public accountant.

The Company has entered into its standard Change of Control Employment Agreement with Mr. Rutherford, in the form previously filed by the Company as Exhibit 10.2 to the Company’s Report on Form 8-K dated May 29, 2007 (the “May 29 Form 8-K”). The Change of Control Agreement provides severance benefits (with a 1.5 time multiple) in connection with involuntary terminations or resignations for good reason, as further described in the May 29 Form 8-K.

Pursuant to the direction and approval of the Board of Directors, the Company has also agreed to grant Mr. Rutherford 3,250 restricted stock units in accordance with the Company’s 2007 Long Term Incentive Plan. Mr. Rutherford's restricted stock units were granted, and future restricted stock units may be granted to Mr. Rutherford or other employees of the Company, pursuant to the Company's standard 2007 Four Year Restricted Stock Unit Agreement, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. Mr. Rutherford will also be entitled to participate in the compensation and benefits programs that are available to the Company’s elected officers generally.

Mr. Rutherford does not have any family relationship with any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Rutherford and any other person pursuant to which Mr. Rutherford was selected as an executive officer of the Company. Mr. Rutherford is not a party to any transaction with the Company that is required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

No changes will be made to Mr. Bullock’s compensation arrangements.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Document
4.1	Third Amendment to the Second Amended and Restated Credit Agreement dated October 12, 2007

10.1	Form of UAP Holding Corp. 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement (Four Year Vesting).

99.1	Press Release dated October 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP.
(Registrant)
Date: October 16, 2007
By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
4.1	Third Amendment to the Second Amended and Restated Credit Agreement dated October 12, 2007.
10.1	Form of UAP Holding Corp. 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement (Four Year Vesting).
99.1	Press Release dated October 16, 2007.